Exhibit 77 Q1(e)

The Assumption Agreement dated as of April 26, 2003 relating to the assumption by Goldman Sachs Asset Management, L.P. of all rights and obligations of Goldman Sachs & Co. under the Management Agreement dated April 30, 1997 with respect to the Goldman Sachs Government Income Fund, Goldman Sachs Municipal Income Fund, Goldman Sachs High Yield Fund, Goldman Sachs High Yield Municipal Fund, Goldman Sachs Enhanced Income Fund, Goldman Sachs Balanced Fund, Goldman Sachs Growth and Income Fund, Goldman Sachs CORE Large Cap Value Fund, Goldman Sachs CORE Large Cap Growth Fund, Goldman Sachs CORE Small Cap Equity Fund, Goldman Sachs CORE International Equity Fund, Goldman Sachs CORE Tax-Managed Equity Fund, Goldman Sachs Mid Cap Value Fund, Goldman Sachs Small Cap Value Fund, Goldman Sachs Real Estate Securities Fund, Goldman Sachs Strategic Growth Fund, Goldman Sachs Growth Opportunities Fund, Goldman Sachs Internet Tollkeeper Fund, Goldman Sachs Large Cap Value Fund, Goldman Sachs Research Select Fund, Goldman Sachs ConcentratedGrowth Fund, Goldman Sachs-Financial Square Prime Obligations Fund, Goldman Sachs Financial Square Money Market Fund, Goldman Sachs Financial Square Treasury Obligations Fund, Goldman Sachs
 Financial Square Treasury Instruments Fund, Goldman Sachs Financial Square Government Fund, Goldman Sachs Financial Square Federal Fund, Goldman Sachs Financial Square Tax-Free Money Market Fund and Cash Portfolio (the Funds) is incorporated herein by reference to exhibit (d)(19) of Post-Effective Amendment No. 83 to Goldman Sachs Trusts Registration Statement filed with the Commission on June 13, 2003 (Accession No. 0000950123-03-007054).